EXHIBIT 99.1

AutoZone 2nd Quarter Sales Increase 3.0 Percent; EPS Increases 15.7 Percent

MEMPHIS, Tenn., Feb. 26, 2008 (PRIME NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $1.3 billion for its second quarter (12 weeks) ended February 9, 2008, an increase of 3.0% from fiscal second quarter 2007. Domestic same store sales, or sales for stores open at least one year, decreased 0.3% for the quarter.

Net income for the quarter increased 3.6% over the same period last year to $106.7 million, while diluted earnings per share increased 15.7% to $1.67 per share from $1.45 per share in the year-ago quarter.

For the quarter, gross profit, as a percentage of sales, was 49.9% (versus 49.2% last year). The improvement in gross margin was primarily due to ongoing category management efforts. Additionally, operating expenses, as a percentage of sales, were 35.2% (versus 34.6% last year). The increase in operating expenses, as a percentage of sales, primarily reflected higher occupancy costs versus the previous year.

The Company's GAAP inventory increased 8.2% over the same period last year. However, adjusted inventory per store, which includes supplier owned pay-on-scan inventory, as of February 9, 2008, was $504 thousand versus $496 thousand last year, an increase of 1.6%. Net inventory, defined as merchandise inventories less accounts payable, decreased on a per store basis to $55 thousand from $63 thousand last year.

AutoZone did not repurchase any shares of its common stock during the second quarter. The Company has $108 million remaining under its current share repurchase authorization. For the fiscal year-to-date, the Company has repurchased 2.9 million shares of its common stock for $350 million.

"I would like to thank our AutoZoners for delivering another quarter of record earnings, and, most importantly, for their ongoing commitment to delivering exceptional customer service. For the second quarter, we delivered EBIT growth in excess of four percent and our earnings per share again grew in excess of 15%. During the quarter, we experienced some deceleration in sales trends from the first fiscal quarter, however, we remain optimistic in our outlook for the future. Additionally, as our operating model continues to be strong, we will maintain our disciplined approach to growing operating earnings and utilizing our capital effectively," said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended February 9, 2008, AutoZone opened 28 new stores and replaced two stores in the U.S. and opened four stores in Mexico. As of February 9, 2008, the Company had 4,000 stores in 48 states, the District of Columbia and Puerto Rico in the U.S. and 128 stores in Mexico.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, February 26, 2008, beginning at 10:00 a.m. (EST) to discuss the second quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-1211 through Tuesday, March 4, 2008 at 11:59 p.m. (EST).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include adjusted inventory, adjusted inventory per store, adjusted debt, and adjusted debt/EBITDAR. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company's debt levels to a ratio of adjusted debt to EBITDAR and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; credit markets; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and changes in laws or regulations. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 25, 2007, for more information related to those risks.

 AutoZone's 2nd Quarter Highlights - Fiscal 2008

 Condensed Consolidated Statements of Operations
 2nd Quarter
 (in thousands, except per share data)

                                                  GAAP Results
                                            --------------------------
                                                  12 Weeks Ended
                                            February 9,    February 10,
                                                2008          2007
                                            -----------    -----------

 Net sales                                  $ 1,339,244    $ 1,300,357
 Cost of sales                                  671,449        661,145
                                            -----------    -----------
 Gross profit                                   667,795        639,212
 Operating, SG&A expenses                       470,909        450,289
                                            -----------    -----------
 Operating profit  (EBIT)                       196,886        188,923
 Interest expense, net                           28,588         26,818
                                            -----------    -----------
 Income before taxes                            168,298        162,105
 Income taxes                                    61,593         59,089
                                            -----------    -----------
 Net income                                 $   106,705    $   103,016
                                            ===========    ===========
 Net income per share:
       Basic                                $      1.69    $      1.46
       Diluted                              $      1.67    $      1.45
 Weighted average shares outstanding:

       Basic                                     63,201         70,476
       Diluted                                   63,740         71,227

 Year-to-date 2nd Quarter, FY 2008
 (in thousands, except per share data)

                                                   GAAP Results
                                            --------------------------
                                                  24 Weeks Ended
                                            February 9,   February 10,
                                               2008          2007
                                            -----------    -----------

 Net sales                                  $ 2,794,899    $ 2,693,426
 Cost of sales                                1,400,656      1,368,918
                                            -----------    -----------
 Gross profit                                 1,394,243      1,324,508
 Operating, SG&A expenses                       959,982        912,589
                                            -----------    -----------

 Operating profit  (EBIT)                       434,261        411,919
 Interest expense, net                           56,650         53,911
                                            -----------    -----------
 Income before taxes                            377,611        358,008
 Income taxes                                   138,390        131,103
                                            -----------    -----------

 Net income                                 $   239,221    $   226,905
                                            ===========    ===========
 Net income per share:
       Basic                                $      3.74    $      3.21
       Diluted                              $      3.70    $      3.17
 Weighted Average Shares outstanding:
       Basic                                     64,028         70,779
       Diluted                                   64,592         71,520

 Selected Balance Sheet Information
 (in thousands)

                                    Feb. 9,     Feb. 10,     Aug. 25,
                                     2008         2007         2007
                                  ----------   ----------   ----------
 Merchandise inventories          $2,068,483   $1,910,849   $2,007,430
 Current assets                    2,356,644    2,180,348    2,270,455
 Property and equipment, net       2,204,102    2,110,937    2,177,842
 Total assets                      4,938,397    4,646,506    4,804,709
 Accounts payable                  1,842,951    1,662,989    1,870,668
 Current liabilities               2,325,222    2,080,379    2,285,894
 Debt                              2,095,000    1,854,304    1,935,618
 Stockholders' equity                282,233      543,590      403,200
 Working capital                      31,422       99,969      (15,439)

 Adjusted Debt / EBITDAR (Trailing 4 Qtrs)
 -----------------------------------------

                                            Feb. 9,         Feb. 10,
                                             2008             2007
                                          -----------      -----------
 Net income                               $   607,988      $   584,784
 Add:  Interest                               121,855          113,728
       Taxes                                  347,765          339,694
                                          -----------      -----------
 EBIT                                       1,077,608        1,038,206

 Add:   Depreciation                          166,309          148,815
        Rent expense                          160,626          144,477
        Option expense                         18,130           18,146
                                          -----------      -----------
 EBITDAR                                  $ 1,422,673      $ 1,349,644

 Debt                                     $ 2,095,000      $ 1,854,304
 Capital lease obligations                     55,742           25,748
 Add: adjusted rent x 6                       963,756          837,466*
                                          -----------      -----------

 Adjusted debt                            $ 3,114,498      $ 2,717,518
                                          ===========      ===========

 Adjusted debt to EBITDAR                         2.2              2.0

 *   For fiscal 2007 adjusted rent is defined as GAAP rent expense less the rent expense associated with operating leases converted to capital leases in fiscal 2007.

 Selected Cash Flow Information
 (in thousands)
                               12 Weeks Ended        24 Weeks Ended
                              Feb. 9,   Feb. 10,    Feb. 9,   Feb. 10,
                               2008       2007       2008       2007
                             --------   --------   --------   --------

 Depreciation                $ 38,865   $ 36,105   $ 78,557   $ 71,659
 Capital spending            $ 50,258   $ 50,064   $ 95,145   $102,262

 Cash flow before
  share repurchases:
 Net increase (decrease)
  in cash and cash
  equivalents                $ 13,652   $ 12,703    $ 6,811   $ (5,496)
 Subtract increase
  (decrease) in debt          (66,070)    (4,617)   159,382     (2,853)
 Subtract share
  repurchases                    --     (128,891)  (349,990)  (219,658)
                             --------   --------   --------   --------
 Cash flow before share
  repurchases and changes
  in debt                    $ 79,722   $146,211   $197,419   $217,015
                             ========   ========   ========   ========

 Other Selected Financial Information
 (in thousands)
                                             February 9,   February 10,
                                                2008          2007
                                             -----------   -----------

 Cumulative share repurchases ($)            $ 5,791,708   $ 4,899,489
 Remaining share authorization ($)           $   108,292   $       511

 Cumulative share repurchases (shares)           102,152        95,085
 Shares outstanding, end of quarter               63,215        69,926
 ----------------------------------------------------------------------
                                                Trailing 4 Quarters
                                             February 9,   February 10,
                                                2008          2007
                                             -----------   -----------
 Net income                                  $   607,988   $   584,784
 Add:  After-tax interest                         77,516        71,944
       After-tax rent                            102,180        91,396
                                             -----------   -----------
 After-tax return                                787,684       748,124

 Average debt                                  2,028,599     1,917,117
 Average capital lease obligations                45,322        11,157
 Average equity                                  363,928       537,016
 Add: rent x 6                                   963,756       866,862
                                             -----------   -----------
 Pre-tax invested capital                    $ 3,401,605   $ 3,332,152
                                             ===========   ===========

 Return on Invested Capital (ROIC)                  23.2%         22.5%
 ---------------------------------------------------------------------

 * All averages are computed by taking trailing 14 periods balances.

 AutoZone's 2nd Quarter Fiscal 2008
 Selected Operating Highlights

 Store Count & Square Footage

                                  12 Weeks Ended      24 Weeks Ended
                                 Feb. 9,  Feb. 10,   Feb. 9,   Feb. 10,
                                  2008      2007      2008       2007
                                --------  --------  --------  --------

 Domestic stores:
   Store count:

   Stores opened                      28        34        68        74
   Stores closed                      --        --         1        --
   Replacement stores                  2         5         5        10
   Total domestic stores           4,000     3,847     4,000     3,847

   Stores with commercial
    programs                       2,223     2,154     2,223     2,154

   Square footage
    (in thousands):               25,590    24,543    25,590    24,543
   Square footage per store        6,398     6,380     6,398     6,380
 Mexico stores:

   Stores opened                       4         8         5         8
   Total stores in Mexico            128       108       128       108

 Total stores chainwide            4,128     3,955     4,128     3,955

 Sales Statistics (Domestic Stores Only)

                             12 Weeks Ended      Trailing 4 quarters
                          Feb. 9,    Feb. 10,     Feb. 9,    Feb. 10,
                           2008       2007         2008       2007
                        ----------  ----------  ----------  ----------
 Total retail sales
  ($ in thousands)      $1,099,099  $1,078,608  $5,223,000  $5,071,395
    % Increase vs.
     LY retail sales          1.9%        3.6%        3.0%        4.0%
 Total commercial
   sales
   ($ in thousands)     $  156,084  $  150,896  $  717,645  $  705,138
    % Increase vs.
     LY commercial
     sales                    3.4%       (2.5%)       1.8%       (1.4%)

 Sales per average
  store ($ in
  thousands)            $      315  $      321  $    1,514  $    1,540
 Sales per average
  square foot           $       49  $       50  $      237  $      242

                            12 Weeks Ended         24 Weeks Ended
                          Feb. 9,    Feb. 10,    Feb. 9,     Feb. 10,
                           2008        2007       2008        2007
                        ----------  ----------  ----------  ----------
 Same store sales            (0.3%)      (0.3%)       0.5%        0.0%

 Inventory Statistics (Total Stores)

                                            as of             as of
                                          February 9,      February 10,
                                             2008             2007
                                          -----------      -----------
 Accounts payable/inventory                     89.1%            87.0%

 ($ in thousands)
 Inventory*                               $ 2,068,483      $ 1,910,849
 Pay-on-scan inventory                         10,805           50,492
                                          -----------      -----------
 Adjusted inventory                       $ 2,079,288      $ 1,961,341

 Adjusted inventory per store             $       504      $       496

 Net inventory (net of payables)          $   225,532      $   247,860
 Net inventory  / store                   $        55      $        63

                                               Trailing 4 quarters
                                          February 9,      February 10,
                                             2008              2007
                                          -----------      -----------
 Inventory turns**                               1.6 x            1.7 x

 *    This is reported balance sheet inventory

 **   Inventory turns is calculated as cost of sales divided by the average merchandise inventory balance over the previous year. The calculation includes cost of sales related to pay-on-scan sales, which were $44.0MM for the trailing 52 weeks ended February 9,
      2008 and $152.4MM for the trailing 52 weeks ended February 10,
      2007.

CONTACT:  AutoZone, Inc
          Financial:
          Brian Campbell
            (901) 495-7005
            brian.campbell@autozone.com
          Media:
          Ray Pohlman
            (901) 495-7962
            ray.pohlman@autozone.com